ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
TEEKAY TANKERS LTD.

PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned Secretary of Teekay Tankers Ltd., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the "**Corporation**"), for the purpose of amending the Amended and Restated Articles of Incorporation of the Corporation, hereby certifies as follows:

1. The name of the Corporation is Teekay Tankers Ltd.

2. The articles of incorporation of the Corporation were originally filed with the Registrar of Corporations on October 17, 2007; the Amended and Restated Articles of Incorporation of the Corporation were filed with the Registrar of Corporations on December 10, 2007.

3. Section 5.1 of the Amended and Restated Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

> "**5.1 Authorized Capital Stock.** The Corporation shall be authorized to issue 485,000,000 shares of capital stock, of which (a) 285,000,000 shares shall be registered shares of Class A Common Stock, par value $0.01 per share (the "**Class A Common Stock**"), (b) 100,000,000 shares shall be registered shares of Class B Common Stock, par value $0.01 per share (the "**Class B Common Stock**") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "**Common Stock**"), and (c) 100,000,000 shares shall be registered shares of Preferred Stock, par value $0.01 per share (the "**Preferred Stock**"). Registered shares may not be exchanged for bearer shares."

4. All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.

5. This amendment to the Amended and Restated Articles of Incorporation was authorized by the Board of Directors of the Corporation and then by vote of (i) the holders of a majority of the outstanding voting power of the Corporation's Class A common stock and Class B common stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of the Corporation's Class A common stock, at the special meeting of shareholders of the Corporation held on November 17, 2017.

[*SIGNATURE PAGE FOLLOWS*]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Amended and Restated Articles of Incorporation of Teekay Tankers Ltd. this 27th day of November , 2017.

Name: Edith Robinson
Title: Secretary